UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2014

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida	000-53315	14-1908451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2230 E. Artesia Blvd., Long Beach, CA 90805
(Address of principal executive offices and zip code)

(310) 454-5658
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 24, 2014, David Moreno tendered his resignation as acting Chief Financial Officer (“CFO”).

Mr. Moreno’s resignation is not the result of any disagreement with the Company regarding the operations, policies or practices.

The Company has not made a decision for a replacement CFO at this time but has begun pursuing candidate(s) for the vacant position.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: April 29, 2014	By:	/s/Jerome Torresyap
Name: Jerome Torresyap Title: President